EXHIBIT 10.11

374WATER INC.

2021 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED0

RESTRICTED STOCK UNITS AGREEMENT

FOR U.S. PARTICIPANTS

This Restricted Stock Units Agreement (the “Agreement”), dated as of ____________, is entered into between 374Water Inc., a Delaware corporation (the “Company”), and ___________ (the “Participant”). This Agreement includes the Notice of Grant attached hereto as Exhibit A (the “Notice of Grant”).

Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings as ascribed to them in the 374Water Inc. 2021 Equity Incentive Plan, as amended and restated (the “Plan”, except where the context otherwise requires).

1. GRANT OF RSU.

The Board of Directors of 374Water Inc. (the “Company”) hereby grants to the Participant, Restricted Stock Units set forth in the Notice of Grant (“RSU”), subject to the terms and conditions of the United States Internal Revenue Code of 1986 (“Code”) and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. However, the Notice of Grant sets out specific terms for the Participant hereunder and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2. NON-TRANSFERABILITY OF RSU AND SHARES.

2.1. Non-Transferability of the RSU. Unless otherwise consented to in advance in writing by the Company, this RSU may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of the Plan and this this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

2.2. Non-Transferability of Shares. The transfer of the shares of Common Stock to be issued upon vesting of the RSU is limited as set forth in the Plan, the Company’s Certificate of Incorporation and Bylaws and in Section 4 below.

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3. VESTING OF AWARD.

In connection with the issuance of shares of Common Stock upon the vesting of the RSUs (or any part thereof), the Participant hereby agrees to sign any and all documents required by law and/or the Company’s Corporate Charter.

4. MARKET STAND-OFF.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly, to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any shares or other contract for the purchase of, purchase any shares or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any RSU or shares of Common Stock without the prior written consent of the Company or its underwriters. Such restriction (a “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the shares of Common Stock acquired upon the vesting of the RSU until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 4.

5. TAXES.

5.1. Any tax consequences arising from the grant or vesting of any RSU, from the payment for shares of Common Stock covered thereby, or from any other event or act (of the Company, and/or its affiliates or the Participant) relating to the RSU or shares of Common Stock issued upon vesting thereof, shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its affiliates may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to RSU granted under the Plan and the vesting thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any shares of Common Stock and/or (iii) by causing the sale of any RSU or shares of Common Stock held by on behalf of the Participant to cover such liability up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable law.

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5.2. For avoidance of doubt, it is clarified that the tax treatment of any RSU granted under this Agreement is not guaranteed and they may become subject to a different tax route in the future.

5.3. The RSU will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A, except as otherwise determined in the sole discretion of the Board. This Agreement is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board. To the extent that an RSU is subject to Section 409A, the RSU will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

5.4. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR VESTING OF THE RSU OR TRANSFERRING THE SHARES OF COMMON STOCK.

6. SECURITIES LAWS.

6.1. Legal Compliance. Shares of Common Stock shall not be issued pursuant to the vesting of RSU unless the vesting of such RSU and the issuance and delivery of such shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

6.2. Legends. Participant understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the shares of Common Stock together with any other legends that may be required by the Company or by applicable securities laws:

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THE SHARES OF COMMON STOCKS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL QUALIFIED OR REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OF THE APPLICABLE JURISDICTION, OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION UNDER THE APPLICABLE SECURITIES LAWS OF SUCH JURISDICTION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS.

7. DATA PRIVACY.

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Corporation, and its parent, subsidiaries and affiliates for the purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Participant is not obligated under law to provide any information or consent to the collection, use and transfer of any Data. However, without such consent participation in the Plan may not be possible. Participant understands that the Corporation may hold, collect and produce certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares or directorships held in the Corporation, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Participant understands that Data may be transferred to any third parties assisting the Corporation with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States of America, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant hereby authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, including further transfers, for the purpose of implementing, administering and managing Participant’s participation in the Plan, including any transfer of such Data as may be necessary or appropriate to a broker, escrow agent or other third party with whom the Shares acquired upon vesting of RSU may be deposited.

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8. MISCELLANEOUS.

8.1. Continuance of Engagement. Participant acknowledges and agrees that the vesting of RSU pursuant to the vesting schedule hereof is earned only by continuing engagement with the Company at the will of the Company (or its affiliate) (not through the act of being hired, being granted this RSU or acquiring shares of Common Stock hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be engaged with the Company, the unvested portion of his/her RSU shall not vest. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement for the vesting period, for any period, or at all, shall not interfere in any way with Participant’s right or the right of the Company or its affiliate to terminate Participant’s relationship with the Company at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional awards to Participant in the future.

8.2. Other Plans. No amounts of income received by the Participant pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

8.3. Entire Agreement. This Agreement, together with the Notice of Grant and the Plan, constitute the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Grant or the Plan.

8.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

8.5. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the rules respecting conflict of law.

[Signature to Follow]

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By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the RSU is granted under and governed by (i) this Agreement, (ii) the Plan, a copy of which has been provided to Participant or made available for his/her review, and (iii) the Code.

In Witness Whereof, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the Date of Grant.

374WATER INC.

By:
Name:
Title:

PARTICIPANT

Name:

Address:

Email:

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EXHIBIT A

NOTICE OF GRANT

Dear _____________:

I am pleased to inform you that 374Water Inc. (the “Company”) has decided to grant you the following Restricted Stock Units, subject to the terms and conditions of the 374Water Inc. 2021 Equity Incentive Plan (the “Plan”) and the Restricted Stock Units agreement (the “Agreement”), as follows:

Total Number of Shares covered by this RSU Grant:
Vesting Commencement Date
Vesting Schedule:	All vesting is subject to the Participant continuing to be a Service Provider on such vesting date.

All capitalized terms in this Notice shall have the meaning assigned to them in this Notice, the Plan or the Agreement, as applicable. The terms and conditions governing your grant are set forth in the Plan and this Agreement. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.  This grant is contingent upon your execution of the Agreement.

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